As filed with the Securities and Exchange Commission on September 28, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MEASUREMENT SPECIALTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEW JERSEY
(State or Other Jurisdiction of Incorporation or Organization)

22-2378738
(I.R.S. Employer Identification No.)

1000 Lucas Way, Hampton, Virginia	23666
(Address of Principal Executive Offices)	(Zip Code)

MEASUREMENT SPECIALTIES, INC. 2006 STOCK OPTION PLAN

MEASUREMENT SPECIALTIES, INC. 2006 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Frank Guidone Chief Executive Officer Measurement Specialties, Inc. 1000 Lucas Way Hampton, Virginia 23666
(Name and Address of Agent for Service)

(757) 766-1500
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value per share (3)	1,000,000	$19.29	$19,290,000	$2,064

Common Stock, no par value per share (4)	250,000	$19.29	$4,822,500	$516

Total	1,250,000	$19.29	$24,112,500	$2,580

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plans described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act of 1933, and based on the average high and low price of the Registrant’s Common Stock on the NASDAQ Global Market System on September 26, 2006.

(3) Represents securities to be registered for sale in connection with the Measurement Specialties, Inc. 2006 Stock Option Plan.

(4) Represents securities to be registered for sale in connection with the Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents have been filed by Measurement Specialties, Inc., a corporation organized under the laws of the State of New Jersey (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference (Commission File No. 001-11906 ):

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed on June 19, 2006;

(b)	all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 2006; and

(c)
The description of the Registrant’s common stock, no par value per share, contained in its Registration Statement on Form 8-A filed on July 31, 1987, as amended by Forms 8-A filed on April 21, 1993 and July 26, 1995, respectively.

No Current Reports on Form 8-K furnished under Items 2.02 or 7.01 of Form 8-K are incorporated herein by reference.

All documents filed after the date hereof by the Registrant with the SEC (other than Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 of Form 8-K, unless otherwise indicated therein) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing; provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant’s Annual Report on Form 10-K covering such year shall not be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

Not applicable.

ITEM 6. Indemnification of Directors and Officers.

Section 14A:3-5 of the New Jersey Business Corporation Act (“NJBCA”) gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a director, officer, employee or agent (a “corporate agent”) against expenses and liabilities incurred in connection with certain proceedings involving the corporate agent by reason of his being or having been such a corporate agent, provided that the corporate agent must have acted in good faith and in the manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. Subject to certain limitations, the indemnification provided by the NJBCA does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings, is permitted if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

The Registrant's Certificate of Incorporation and Bylaws provide for mandatory indemnification rights, subject to limited exceptions, to any director or officer of the Registrant who by reason of the fact that he or she is a director or officer of the Registrant, is involved in a legal proceeding of any nature.

All of the Registrant’s directors and officers are covered by insurance policies maintained by the Registrant against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

ITEM 7. Exemption from Registration Claimed.

Not Applicable.

ITEM 8. Exhibits.

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Exhibit Index.

ITEM 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  If the Registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hampton, State of Virginia on September 22, 2006.

MEASUREMENT SPECIALTIES, INC.
Registrant

By:	/s/ Frank Guidone
Frank Guidone
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Frank Guidone, as attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank Guidone	Chief Executive Officer, Acting Chief Financial Officer and Director	September 22, 2006
Frank Guidone	(Principal Executive Officer and Principal Financial Officer)

/s/ Morton L. Topfer	Chairman of the Board	September 22, 2006
Morton L. Topfer

/s/ John D. Arnold	Director	September 22, 2006
John D. Arnold

/s/ R. Barry Uber	Director	September 22, 2006
R. Barry Uber

/s/ Satish Rishi	Director	September 22, 2006
Satish Rishi

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1*	Second Restated Certificate of Incorporation of Measurement Specialties, Inc.
4.2**	Specimen Certificate for shares of common stock of Measurement Specialties, Inc.
4.3***	Measurement Specialties, Inc. 2006 Stock Option Plan
4.4***	Measurement Specialties, Inc. 2006 Employee Stock Purchase Plan
5.1	Opinion of McCarter & English, LLP
23.1	Consent of McCarter & English, LLP (included in its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of KPMG LLP, independent registered public accounting firm
23.3	Consent Grant Thornton LLP, independent registered public accounting firm
24.1	Power of Attorney (included on the signature page of this Registration Statement)

* Previously filed with the Securities and Exchange Commission as an Exhibit to the Quarterly Report on Form 10-Q filed on February 3, 1998 and incorporated herein by reference.

** Previously filed with the Securities and Exchange Commission as an Exhibit to the Registration Statement on Form S-1 (File No. 333-57928) and incorporated herein by reference.

*** Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Definitive Proxy Statement filed on July 28, 2006 and incorporated herein by reference.